UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

RIMROCK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155

Las Vegas, NV 89103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement

Redwood Note Assignment

On July 15, 2015, the Company entered into a Convertible Note Purchase and Assignment Agreement (the “Agreement”) with Redwood Fund, LP (“Redwood”) and TJC Trading, LLC (“TJC”). Redwood owns and holds all right, title and interest in and to a convertible note, dated April 14, 2014 and amended on September 30, 2014, issued by the Company in the original principal amount of $100,000 which bears interest at the rate of 12% per annum (the “2014 Note”). Pursuant to the Agreement, TJC purchased from Redwood $10,000 of the 2014 Note, consisting of $10,000 principal amount plus 10% of the entirety of the accrued and unpaid interest since April 14, 2014 (the “First Tranche”), for a purchase price of $10,000. TJC shall have an exclusive option, which terminates 120 days after the closing of the First Tranche, to purchase tranches of the balance of the Note, and each tranche shall consist of $10,000 of principal plus 10% of the entirety of the accrued and unpaid interest since April 14, 2014. The purchase price for each additional tranche shall be $10,000.

The First Tranche was closed on July 15, 2015. The Company issued to TJC a Replacement Convertible Promissory Note in the principal amount of $10,000, at the interest rate of 15% per annum. The note is convertible any time into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to 35% multiplied by the Market Price (as defined below) (representing a discount rate of 65%). “Market Price” means the average of the lowest three (3) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. In addition, in no event TJC may convert the shares into common stock if TJC’s total number of shares beneficially held at that time would exceed 9.99% of the number of shares of the Company’s common stock.

Convertible Note issued to TJC

Additionally, on July 15, 2015, the Company issued to TJC a Convertible Promissory Note in the principal amount of up to $200,000, at the interest rate of 15% per annum. The maturity date for the note shall be six (6) months from the effective date of each payment. As of the date hereof, the Company has received an initial tranche of $10,000 from TJC under the note.

The note is convertible any time into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to 35% multiplied by the Market Price (as defined below) (representing a discount rate of 65%). “Market Price” means the average of the lowest three (3) trading prices for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. In addition, in no event TJC may convert the shares into common stock if TJC’s total number of shares beneficially held at that time would exceed 9.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13(d) of the Securities Exchange Act of 1934, as amended, unless such limitation is waived by TJC by giving not less than 61 days prior notice to the Company.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The notes were issued in reliance on the exemptions for the issuance of securities not involving a public offering, as set forth in in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rimrock Gold Corp.

Dated: July 23, 2015	By:	/s/ Jordan Starkman
Name: Jordan Starkman
Title: President and Chief Executive Officer